EXHIBIT 99.2

                           LETTERHEAD OF VEGA-ATLANTIC




                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report on Form 10-QSB for the nine-month period ended December 31, 2002 of Vega-Atlantic Corporation, a Colorado corporation (the "Company"), as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), I, Grant Atkins, President and Chief Executive Officer of the Company certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1.   I, Grant Atkins, have read the Quarterly Report;

     2. to the best of my knowledge, the Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended;

     3. to the best of my knowledge, the information in the Quarterly Report is true in all important respects as of the nine-month period ended December 31, 2002;

     4. the information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operation of the Company; and

     5. the Quarterly Report contains all information about the Company of which I am aware that I believe is important to a reasonable investor as of the nine-month period ended December 31, 2002.



                                            /s/ Grant Atkins
                                            ----------------------------
                                            Grant Atkins, President and Chief
                                            Executive Officer

                                            February 14, 2003